August 6, 2019
ZAGG Reports Second Quarter 2019 Results
ZAGG to Consider Strategic Alternatives to Maximize Shareholder Value
SALT LAKE CITY, August 6, 2019 (GLOBE NEWSWIRE) – ZAGG Inc (Nasdaq: ZAGG), a leading global mobile lifestyle company, today announced financial results for the second quarter ended June 30, 2019.
Second Quarter 2019 Review (Comparisons versus Second Quarter 2018)
•Net sales of $106.8 million compared to $118.6 million
•Gross profit of 35% compared to 32%
•Net loss of $(5.3) million compared to net income of $3.2 million
•Diluted loss per share of $(0.18) compared to diluted earnings per share of $0.11
•Adjusted EBITDA of $2.4 million compared to $10.9 million
Year-to-Date 2019 Review (Comparisons versus Year-to-Date 2018)
•Net sales of $185.5 million compared to $230.6 million
•Gross profit of 33% compared to 33%
•Net loss of $(19.8) million compared to net income of $10.2 million
•Diluted loss per share of $(0.68) compared to diluted earnings per share of $0.36
•Adjusted EBITDA of $(6.6) million compared to $24.5 million
Chris Ahern, chief executive officer, commented, “Our second quarter results were in-line with our recent expectations and on a year-over-basis reflect the impact of our three recent acquisitions, which are heavily back half-weighted in terms of sales, combined with an increasingly challenging domestic selling environment for our core business. We continue to make good progress capitalizing on the growth prospects for our newly acquired brands and we remain confident that Gear4, HALO and BRAVEN are on track to exceed the growth targets we established at the start of the year. Unfortunately, their combined performance is not enough to offset the pressure we are experiencing in our core business as the result of a decline in consumer demand for smartphone devices the market has experienced this year. While our brands continue to maintain industry leading positions, retail sell-through for screen protection and our other categories has continued to slow following a difficult start to 2019. Based on current market trends and the additional tariffs recently announced, along with a softer market view on smartphone unit sales in the near-term, we have taken a more conservative outlook for the remainder of 2019.”
“Although we're confident in our long-term strategy, we are disappointed with the way 2019 is unfolding,” continued Ahern. “In response to the headwinds we are currently facing, we are implementing a series of cost savings initiatives in order to help preserve profitability. These initiatives include headcount reductions of approximately 10% of our global headcount, acceleration of cost synergies from recent acquisitions into 2019, and the reduction of a number of discretionary operating expense categories. Despite the step back in earnings we are taking this year, we are confident that ZAGG is well positioned to profitably grow its share of the mobile lifestyle accessory market in the U.S and overseas in the years ahead. Our confidence is rooted in the strength of our brand portfolio, product teams and distribution relationships combined with our ability to capitalize on the market opportunities created by the upcoming industry roll-out of 5G technology.”
“While we remain very excited about our future and prospects, we have determined it is appropriate to announce at this time that the Company has retained BofA Merrill Lynch to assist the Company in exploring strategic alternatives to maximize stockholder value. We do not expect to comment further on this process until we have made a decision and are prepared to announce its final outcome.”
Second Quarter Results
(Amounts in millions, except per share amounts)

	For the Three Months Ended
	June 30, 2019	June 30, 2018

Net sales	$106.8	$118.6
Gross profit	$37.8	$37.7
Gross profit margin	35%	32%
Net (loss) income	$(5.3)	$3.2
Diluted (loss) earnings per share	$(0.18)	$0.11
Diluted operating (loss) earnings per share	$(0.09)	$0.11
Adjusted EBITDA	$2.4	$10.9
Net sales decreased 10% to $106.8 million, compared to $118.6 million. The decrease in net sales was primarily attributable to (1) a decrease in sales of screen protection products due to a pull forward of shipments into the fourth quarter of 2018 ahead of a potential tariff increase and (2) decreased sales of mophie power management due to challenging sell-in comparisons during the second quarter of 2019 compared to the same period last year. Decreases in mophie power management were offset by HALO product sales. In addition, decreases in net sales were partially offset by (1) increased sales of Gear4 cases, and (2) a reduction of credits and discounts.
Gross profit was $37.8 million (35% of net sales) compared to $37.7 million (32% of net sales). The increase in gross profit margin was primarily attributable to an increase in sales of Gear4 brand cases, HALO branded power products, and InvisibleShield VisionGuard products, all which have a higher margin than historical averages.
Operating expenses increased 35% to $44.0 million (41% of net sales) compared to $32.5 million (27% of net sales). The increase in operating expenses was primarily attributable to (1) additional selling, general and administrative expense associated with the newly acquired BRAVEN, Gear4 and HALO brands, (2) increased marketing investments to support our growing portfolio of brands and products, (3) increased selling, general and administrative expense to support online channel and international geographic expansion, and (4) higher amortization of long-lived intangibles related to the BRAVEN, Gear4 and HALO acquisitions.
Net loss was $(5.3) million, or $(0.18) per diluted share compared to net income of $3.2 million, or $0.11 per diluted share.
Adjusted EBITDA was $2.4 million compared to $10.9 million.
Year-to-Date Results
(Amounts in millions, except per share amounts)

	For the Six Months Ended
	June 30, 2019	June 30, 2018

Net sales	$185.5	$230.6
Gross profit	$61.6	$75.3
Gross profit margin	33%	33%
Net (loss) income	$(19.8)	$10.2
Diluted (loss) earnings per share	$(0.68)	$0.36
Diluted operating (loss) earnings per share	$(0.52)	$0.36
Adjusted EBITDA	$(6.6)	$24.5
Net sales decreased 20% to $185.5 million, compared to $230.6 million. The decrease in net sales was primarily attributable to (1) a decrease in sales of screen protection products due to a pull forward of shipments into the fourth quarter of 2018 ahead of a then-expected tariff increase and (2) decreased sales of mophie power management due to challenging sell-in comparisons during the first half of 2019. Decreases in mophie power management were offset by HALO product sales. In addition, decreases in net sales were partially offset by increased sales of Gear4 cases.
Gross profit was 61.6 million (33% of net sales) compared to 75.3 million (33% of net sales). Gross profit margin has not changed significantly due to decreases in our screen protection sales offset by (1) a reduction of credits and discounts, and (2) an increase in sales of Gear4 brand cases, HALO branded power products, and InvisibleShield VisionGuard products, all which have a higher margin than historical averages.
Operating expenses increased 37% to $84.9 million (46% of net sales) compared to $62.1 million (27% of net sales). The increase in operating expenses was primarily attributable to (1) additional selling, general and administrative expense associated with the newly acquired BRAVEN, Gear4 and HALO brands, (2) increased marketing investments to support our growing portfolio of brands and products, (3) increased selling, general and administrative expense to support online channel and international geographic expansion, and (4) higher amortization of long-lived intangibles related to the BRAVEN, Gear4 and HALO acquisitions.
Net loss was $(19.8) million, or $(0.68) per diluted share compared to net income of $10.2 million, or $0.36 per diluted share.
Adjusted EBITDA was $(6.6) million compared to $24.5 million.
Restructuring
In response to 2019 profitability headwinds and to position the Company for long-term profitable growth, the Company initiated a restructuring plan during the second quarter of 2019 and which extended into the third quarter of 2019. These initiatives include headcount reductions of approximately 10% of our global headcount, acceleration of cost synergies from recent acquisitions into 2019, and the reduction of a number of discretionary operating expense categories.
It is expected that 2019 results will include one-time severance restructuring charges totaling approximately $1.9 million, of which $0.4 million was recorded in the second quarter and the remaining will be recorded in the third quarter of 2019. These amounts have been incorporated into the guidance ranges provided. The headcount reductions are expected to provide gross annualized savings of approximately $8.0 million.
2019 Business Outlook
For the full year of 2019, the Company now expects:
•Net sales of $520 to $550 million
•Gross profit margin as a percentage of net sales in the mid 30's range
•Adjusted EBITDA of $52 million to $62 million
•Diluted operating earnings per share of $0.75 to $1.00.
Conference Call
A conference call will be held today, August 6, 2019, at 5:00 p.m. Eastern to review these results. Interested parties may access via the Internet on the Company's website at: investors.zagg.com (the URLs are included here in this exhibit as inactive textual references and information contained on, or accessible through, our websites is not a part of, and is not incorporated by reference into, this report).
About Non-U.S. GAAP Financial Information
This press release includes Adjusted EBITDA and Diluted Operating Earnings Per Share, which are not financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Readers are cautioned that (1) Adjusted EBITDA (earnings before stock-based compensation expense, depreciation and amortization, other income (expense), net, transaction costs, BRAVEN employee retention bonus, former CFO retention bonus, inventory step-up in conjunction with 2018 and 2019 acquisitions, consulting fee to former CEO, restructuring expenses and income tax (benefit) provision) and (2) Diluted Operating (Loss) Earnings Per Share (diluted (loss) earnings per share excluding the impact of transaction costs, inventory step-up, and amortization expense – all in conjunction with the BRAVEN, Gear4 and HALO acquisitions, BRAVEN employee retention bonus, restructuring expenses and share-based compensation issued as retention) are not financial measures under U.S. GAAP. In addition, this financial information should not be construed as an alternative to any other measure of performance determined in accordance with U.S. GAAP, or as an indicator of operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. As such, it should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. We present Adjusted EBITDA and Diluted Operating Earnings Per Share because we believe that these measures are helpful to some investors as a measure of performance and to normalize the impact of acquisitions. We caution readers that non-U.S. GAAP financial information, by its nature, departs from traditional accounting conventions. Accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the financial results of other companies. We have provided a reconciliation of Adjusted EBITDA and Diluted Operating Earnings Per Share to the most directly comparable U.S. GAAP measures in the supplemental financial information attached to this press release.
Cautionary Note Regarding Forward-Looking Statements
This press release contains (and oral communications made by us may contain) “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “target,” “future,” “seek,” “likely,” “strategy,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our outlook for the Company and statements that estimate or project future results of operations or the performance of the Company.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
a.the ability to design, produce, and distribute the creative product solutions required to retain existing customers and to attract new customers;
b.building and maintaining marketing and distribution functions sufficient to gain meaningful international market share for our products;
c.the ability to respond quickly with appropriate products after the adoption and introduction of new mobile devices by major manufacturers like Apple®, Samsung®, and Google®;
d.changes or delays in announced launch schedules for (or recalls or withdrawals of) new mobile devices by major manufacturers like Apple, Samsung, and Google;
e.the ability to successfully integrate new operations or acquisitions;
f.the impacts of inconsistent quality or reliability of new product offerings;
g.the impacts of lower profit margins in certain new and existing product categories, including certain mophie products;
h.the impacts of changes in economic conditions, including on customer demand;
i.managing inventory in light of constantly shifting consumer demand;
j.the failure of information systems or technology solutions or the failure to secure information system data, failure to comply with privacy laws, security breaches, or the effect on the Company from cyber-attacks, terrorist incidents or the threat of terrorist incidents;
k.changes in U.S. and international trade policy and tariffs, including the possible effect of recent U.S. tariff proposals on selected materials used in the manufacture of products sold by the Company which are sourced from China;
l.adoption of or changes in accounting policies, principles, or estimates; and
m.changes in the law, economic and financial conditions, including the effect of enactment of US tax reform or other tax law changes.
Any forward-looking statement made by us in this press release speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in our most recent Annual Report on Form 10-K and other reports we file with the U.S. Securities and Exchange Commission, including (but not limited to) Item 1A - “Risk Factors” in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. The forward-looking statements contained in this press release are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
About ZAGG Inc
ZAGG Inc (NASDAQ:ZAGG) is a global leader in accessories and technologies that empower mobile lifestyles. The Company has an award-winning product portfolio that includes screen protection, mobile keyboards, power management solutions, social tech, and personal audio sold under the ZAGG®, mophie®, InvisibleShield®, IFROGZ®, BRAVEN®, Gear4® and HALO® brands. ZAGG has operations in the United States, Ireland, and China. ZAGG products are available worldwide, and can be found at leading retailers including Best Buy, Verizon, AT&T, Sprint, T-Mobile, Walmart, Target, and Amazon.com. For more information, please visit the Company’s websites at www.ZAGG.com, www.mophie.com, www.Gear4.com, and www.BestHALO.com and follow us on Facebook, Twitter and Instagram.
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CONTACT:
Investor Relations:
ICR Inc.
Brendon Frey
203-682-8216
brendon.frey@icrinc.com
Company:
ZAGG Inc
Jeff DuBois
801-506-7336
jeff.dubois@ZAGG.com